Exhibit 99.1

Contact: FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063

Aircastle to Announce First Quarter Earnings on May 14, 2007

Stamford, CT. May 7, 2007 - Aircastle Limited (NYSE: AYR) announced today that it plans to release its first quarter financial results for the period ended March 31, 2007 on May 14, 2007 before the market opens.

In connection with the earnings release, management will host an earnings conference call on Monday, May 14, 2007 at 11:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investors section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 704-5379 (from within the U.S.) or (913) 312-1293 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Monday, May 21, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference passcode "7195493."

About Aircastle Limited
Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of April 30, 2007, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $2.46 billion and $1.42 billion, respectively, for a total of approximately $3.88 billion.

For more information regarding Aircastle and to be added to our email distribution list, please visit http://www.aircastle.com.